UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2012

Morgan Stanley Capital I Trust 2012-C4
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(Exact name of issuing entity)

Morgan Stanley Capital I Inc.
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(Exact name of registrant as specified in its charter)

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
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(Exact names of sponsors as specified in their charters)

Delaware	333-167764-02	13-3291626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 761-4000

Not applicable
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed on April 3, 2012, with respect to Morgan Stanley Capital I Trust 2012-C4.  The sole purpose of this amendment is to revise the definition of “Mortgage File” (and any related provisions affected by such revision) in the agreement filed as Exhibit No. 4.1 to the Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

4.1
Pooling and Servicing Agreement, dated as of March 1, 2012, between Morgan Stanley Capital I Inc., as depositor, Bank of America, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Pacific Life Insurance Company, as trust advisor, and Wells Fargo Bank, National Association, as trustee, custodian, certificate administrator and authenticating agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

Date: August 10, 2012	By:	/s/ James Chung
Name: James Chung
Title: Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1
Pooling and Servicing Agreement, dated as of March 1, 2012, between Morgan Stanley Capital I Inc., as depositor, Bank of America, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Pacific Life Insurance Company, as trust advisor, and Wells Fargo Bank, National Association, as trustee, custodian, certificate administrator and authenticating agent.